Exhibit 99.1

Independent Auditor’s Report

To the Members of Mercury Acquisitions Topco Limited

Opinion

We have audited the consolidated financial statements of Mercury Acquisitions Topco Limited and subsidiaries (the “Company”), which comprise the consolidated balance sheet as of February 1, 2025, and the related consolidated statement of operations, comprehensive loss, changes in stockholders’ deficit, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of February 1, 2025, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

Basis for opinion

We conducted our audit of the consolidated financial statements in accordance with auditing standards generally accepted in the United States of America (“US GAAS”). Our responsibilities under those standards are further described in the auditor’s responsibilities for the audit of the financial statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit, which includes AICPA Code of Professional Conduct and the ethical pronouncements established by Chartered Accountants Ireland, applied as determined to be appropriate in the circumstance for the Company. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of management for the financial statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date the consolidated financial statements are available to be issued.

Auditor’s responsibilities for the audit of the financial statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with US GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.
●	Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.
●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.
●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

/s/ GRANT THORNTON

Dublin, Ireland

July 16, 2025

F-1

MERCURY ACQUISITIONS TOPCO LIMITED AND SUBSIDIARIES

Consolidated Balance Sheet

(in thousands)	As of February 1, 2025
ASSETS
Current assets:
Cash and cash equivalents	$1,609
Accounts receivable, net of allowances of $503	28,625
Inventories	152,896
Prepaid expenses and other current assets	17,709
Total current assets	200,839
Property and equipment, net	32,629
Operating lease right-of-use asset	61,281
Goodwill	99,671
Intangibles, net	61,929
Total Assets	$456,349
LIABILITIES
Current liabilities:
Accounts payable	$80,411
Accrued expenses	47,116
Operating leases - current portion	8,906
Income taxes payable	228
Total current liabilities	136,661
Operating leases - long-term portion	61,370
Deferred tax liabilities	8,873
Shareholder loans (related party)	495,996
Long-term debt, net of debt issuance costs	83,312
Total Liabilities	$786,212
Commitments, contingencies and other (Note 9)
STOCKHOLDERS’ DEFICIT
Common stock	$69
Additional paid-in capital	7,056
Accumulated deficit	(345,309)
Accumulated other comprehensive income	7,686
Total Mercury Acquisitions Topco Limited stockholders’ deficit	(330,498)
Noncontrolling interest	635
Total Stockholders’ Deficit	$(329,863)
Total Liabilities and Stockholders’ Deficit	$456,349

See accompanying notes to consolidated financial statements

F-2

MERCURY ACQUISITIONS TOPCO LIMITED AND SUBSIDIARIES

Consolidated Statement of Operations

(in thousands)	For the Year Ended February 1, 2025
Total revenue	$511,758
Cost of sales	232,922
Gross profit	278,836
Operating expenses	254,853
Income from operations	23,983
Interest and other expense - net	(68,594)
Loss before provision for income taxes	(44,611)
Provision for income taxes	7,424
Net loss	$(52,035)

See accompanying notes to consolidated financial statements

F-3

MERCURY ACQUISITIONS TOPCO LIMITED AND SUBSIDIARIES

Consolidated Statement of Comprehensive Loss

(in thousands)	For the Year Ended February 1, 2025
Net loss	$(52,035)
Foreign currency translation adjustment	8,111
Comprehensive loss	$(43,924)

See accompanying notes to consolidated financial statements

F-4

MERCURY ACQUISITIONS TOPCO LIMITED AND SUBSIDIARIES

Consolidated Statement of Changes in Stockholders’ Deficit

(in thousands)	Common Stock	Additional Paid-in Capital	Accumulated Other Comprehensive Income / (Loss)	Noncontrolling Interest	Accumulated Deficit	Total Stockholders’ Deficit
Balance - February 3, 2024	$69	$7,056	$(425)	$635	$(293,274)	$(285,939)
Net loss	—	—	—	—	(52,035)	(52,035)
Foreign currency translation adjustment	—	—	8,111	—	—	8,111
Balance - February 1, 2025	$69	$7,056	$7,686	$635	$(345,309)	$(329,863)

See accompanying notes to consolidated financial statements

F-5

MERCURY ACQUISITIONS TOPCO LIMITED AND SUBSIDIARIES

Consolidated Statement of Cash Flows

(in thousands)	For the Year Ended February 1, 2025
Cash flows from operating activities:
Net loss	$(52,035)
Adjustments to reconcile net loss to net cash provided by operating activities
Payment-in-kind interest expense	56,886
Depreciation and amortization	24,035
Loss on disposal of assets	421
Deferred taxes	(98)
Changes in:
Accounts receivable, net	(3,309)
Inventories	(15,032)
Prepaid expenses and other current assets	(4,899)
Accounts payable and accrued expenses	13,354
Interest payable	809
Net cash provided by operating activities	20,132

Cash flows from investing activities:
Capital expenditures	(18,891)
Purchase of a trademark	(265)
Net cash used in investing activities	(19,156)

Cash flows from financing activities:
Repayment of long-term debt	(483)
Financing costs paid	(29)
Net cash used in financing activities	(512)
Effect of exchange rate changes on cash and cash equivalents	40
Net change in cash and cash equivalents	504
Cash and cash equivalents – beginning of year	1,105
Cash and cash equivalents – end of year	$1,609
Supplemental disclosures of cash flow information:
Cash paid during the year for:
Interest	$10,632
Income taxes	$7,439

See accompanying notes to consolidated financial statements

F-6

MERCURY ACQUISITIONS TOPCO LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

All figures discussed in these notes to our consolidated financial statements are in thousands.

Note 1 – Nature of Operations

Mercury Acquisitions Topco Limited and its consolidated subsidiaries (collectively, the “Company”, “we”, or “our”) are engaged in the design, distribution and retailing of high-quality branded shoes and accessories through our direct-to-consumer channel, which is comprised of e-commerce and company-operated retail stores, as well as through the wholesale channel, and operates third-party concessions within premium and luxury department stores. The Company operates primarily in the UK, U.S., and Europe and its brands include Kurt Geiger London, KG Kurt Geiger, and Carvela.

Note 2 – Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements include the accounts of Mercury Acquisitions Topco Limited and its subsidiaries, which include: Mercury Midco 1 Ltd (UK); Mercury Midco 2 Ltd (UK); Mercury Acquisitions Ltd (UK); Kurt Geiger Topco Ltd (Cayman Islands); Jasper Footwear Ltd (UK); KG Group Holdings Ltd (UK); and Kurt Geiger Ltd (UK) and its subsidiaries. The consolidated financial statements were prepared in conformity with generally accepted accounting principles in the United States of America (“U.S. GAAP”).

The interests of non-controlling shareholders in these consolidated entities are presented as noncontrolling interest in the Consolidated Balance Sheet only and there is no loss attributable to noncontrolling interest in the Consolidated Statement of Operations as no income or capital distribution shall be made to the non-controlling interest as per the articles of association.

All intercompany balances and transactions have been eliminated in consolidation.

The Company’s fiscal year ends on the Saturday closest to January month-end. Accordingly, the Company’s fiscal year 2025 ended on February 1, 2025 and its fiscal year 2024 ended on February 3, 2024.

Use of Estimates

The preparation of financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the following: the reported amounts of assets and liabilities and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

Significant areas involving management estimates include inventory valuation, goodwill and other intangible assets valuation, the valuation of operating leases which include, but are not limited to, the determination of the lease term, the incremental borrowing rate used to discount lease liabilities, and the evaluation of right-of-use assets for impairment, and variable consideration as part of revenue recognition, including chargebacks, markdown allowances, discounts, returns, and compliance-related deductions. The Company estimates variable consideration by analyzing several performance indicators for its major customers, including retailers’ inventory levels, sell-through rates, and gross margin levels. Management continuously evaluates these factors to estimate anticipated chargebacks and allowances.

F-7

MERCURY ACQUISITIONS TOPCO LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Cash and Cash Equivalents

Cash and cash equivalents consist of cash balances and highly liquid investments with an original maturity of three months or less as of the date of purchase.

Inventories

Inventories consist of finished goods, both on hand and in transit, and are recorded at the lower of cost (determined using the first-in, first-out method) or net realizable value.

Property and Equipment, Net

Property and equipment, net is recorded at cost less accumulated depreciation and amortization including the impact of impairments and disposals. Depreciation and amortization is calculated using the straight-line method over estimated useful lives ranging from three to ten years. Leasehold improvements are amortized on a straight-line basis over the shorter of their estimated useful lives or the remaining lease term. Refer to Note 4 – Property and Equipment for further information.

Impairment of Long-Lived Assets

Long-lived assets, including property, equipment, finite-lived intangible assets, and operating lease right-of-use (“ROU”) assets, are assessed for impairment whenever events or changes in circumstances suggest that the carrying amount may not be recoverable. Recoverability is evaluated by comparing the asset or asset group’s carrying value to the Company’s best estimate of undiscounted future cash flows. If the carrying value is in excess of the estimated undiscounted future cash flows, the Company will measure any impairment loss by comparing the carrying value of the asset or asset group to its fair value.

When estimating future cash flows, the Company considers various factors, including macroeconomic trends, consumer spending, capital investments, promotional activities, and advertising expenditures. As these estimates require significant judgment, actual results may differ, potentially leading to future impairments.

Fair value is generally determined using a discounted cash flow (“DCF”) model or market approach, depending on the availability of market data and the nature of the asset. Under the DCF model, significant assumptions include estimates of future cash flows and discount rates, which reflect the risks associated with the expected future cash flows. When sufficient market data is available, the Company may apply a market approach by considering comparable market transactions, quoted market prices for similar assets, or appraisals when available.

Impairment of Goodwill

The Company’s goodwill is not amortized but is tested for impairment annually, or more frequently if events or circumstances indicate potential impairment.

In accordance with applicable accounting guidance, impairment may be assessed using a qualitative evaluation of relevant factors, including historical and expected financial performance, macroeconomic and industry conditions, and the legal and regulatory environment. If qualitative factors suggest it is more likely than not that the fair value of an intangible asset or reporting unit is lower than its carrying amount, a quantitative impairment test is performed. As part of its ongoing assessment, the Company periodically conducts a quantitative impairment analysis instead of a qualitative assessment. If the fair value of an intangible asset or reporting unit is less than its carrying amount, an impairment loss is recognized, limited to the intangible asset or reporting unit’s carrying value.

Long-Term Debt

Long-term debt is recorded at the principal amount outstanding, net of unamortized debt issuance costs. Debt is classified as current or noncurrent based on scheduled maturities.

Debt issuance costs related to the long-term debt are presented as a direct deduction from the carrying amount of the related liability. These costs are amortized over the term of the debt using the effective interest method and recorded as interest expense in the Consolidated Statement of Operations.

F-8

MERCURY ACQUISITIONS TOPCO LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Comprehensive Loss

Comprehensive loss represents net earnings plus all other non-owner changes in equity, including foreign currency translation adjustments.

Advertising Costs

Advertising costs are expensed as incurred and are included within operating expenses in the Consolidated Statement of Operations. For the year ended February 1, 2025 advertising costs were $27,532.

Revenue Recognition

The Company recognizes revenue when it satisfies performance obligations identified under customer contracts, typically upon the transfer of control in accordance with the contractual terms and conditions of the sale. Most of the Company’s revenue is recognized at a point in time when the product is shipped or delivered to the customer, depending on contractual terms. For sales that occur at a Company-operated retail store or concession, revenue is recognized at the point of sale. Revenue is measured as the amount of consideration the Company expects to receive in exchange for goods, including estimates for variable consideration.

For the year ended February 1, 2025, revenues by geographical region were as follows:

(in thousands)
United Kingdom	$268,259
North America	188,538
Europe	43,481
Rest of the World	11,480
Total	$511,758

Variable Consideration

The Company’s variable consideration includes markdown allowances and estimated rights of return. These costs are deducted from gross sales to arrive at net sales in the Company’s Consolidated Statement of Operations.

Markdown Allowances. The Company provides markdown allowances to its retailer customers, which are recorded as a reduction of revenue in the period in which the branded footwear and accessories revenues are recognized. The Company estimates its markdown allowances by reviewing several performance indicators, including retailers’ inventory levels, sell-through rates, and gross margin levels.

Rights of Return. The Company’s Direct-to-Consumer business (e.g., e-commerce and Company-operated retail stores) typically accepts returns within 14 days from the date of sale related to in-store purchases or 30 days from the date of delivery related to online purchases for unworn merchandise that can be resold. The Company estimates returns based on historical trends and current market conditions, which have historically not been material. In cases where wholesale customers return damaged products, the Company typically recovers costs from the responsible third-party factory.

Taxes Collected from Customers

The Company accounts for certain taxes collected from its customers in accordance with the accounting guidance that allows for either gross presentation (included in revenue and costs) or net presentation (excluded from revenue). Taxes within the scope of this accounting guidance includes value-added taxes. The Company has elected the net presentation approach and excludes from revenue any taxes collected from customers.

F-9

MERCURY ACQUISITIONS TOPCO LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Cost of Sales

Cost of sales includes all expenses incurred to bring finished products to the Company’s distribution centers, customers’ freight forwarders, and to the Company’s stores (excluding depreciation and amortization). These costs include finished product costs, purchase commissions, letter of credit fees, brokerage fees, sample expenses, custom duties, inbound freight, and labels and packaging. Warehouse and distribution costs related to the wholesale business, as well as freight costs to customers (if applicable), are recorded in operating expenses, rather than in cost of sales, in the Company’s Consolidated Statement of Operations.

Warehouse and Shipping Costs

The Company includes warehouse and shipping costs in operating expenses in the Consolidated Statement of Operations. For the year ended February 1, 2025 total warehouse and shipping costs were $8,102. Costs associated with shipping goods to customers are accounted for as fulfillment activities and reflected as operating expenses in the Consolidated Statement of Operations.

Income Taxes

The Company accounts for income taxes using the asset and liability method, recognizing deferred tax assets and liabilities for the expected future tax consequences of temporary differences between financial reporting and tax bases of assets and liabilities, as well as for operating losses and tax credit carryforwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates applicable to taxable income for the periods in which these assets and liabilities are expected to be realized or settled. The Company records a valuation allowance to reduce deferred tax assets to the amount that is more likely than not to be realized.

The Company recognizes tax benefits from uncertain tax positions only if it is more likely than not that the tax position will be sustained upon examination by taxing authorities, based on its technical merits. Recognized tax benefits are then measured based on the largest benefit that has a greater than 50% likelihood of being realized upon settlement. Refer to Note 7 – Income Taxes for further information.

Leases

The Company leases office space, sample production space, warehouses, showrooms, storage units, and retail stores under operating leases. The Company’s portfolio of leases is primarily related to real estate.

The Company accounts for leases in accordance with Accounting Standards Codification (“ASC”) Topic 842, “Leases”, which requires recognition of ROU assets and lease liabilities on the balance sheet for leases with terms greater than 12 months. Lease liabilities are measured at the present value of lease payments over the lease term, and ROU assets are measured based on the corresponding lease liability, adjusted for lease incentives and other direct costs. Since most of the Company’s leases do not provide a readily determinable implicit rate, the Company estimates its incremental borrowing rate, using information available at lease commencement, to discount the lease payments when measuring the lease liability.

The Company has elected the short-term lease exemption for leases with terms of 12 months or less, whereby such leases are not recognized on the balance sheet and lease expense is recognized on a straight-line basis over the lease term.

Some of the Company’s retail store leases provide for variable lease payments based on sales volumes at the leased locations. Because these variable lease payments cannot be measured at lease inception, they are excluded from the initial measurement of the ROU assets and lease liabilities and instead are expensed as incurred in accordance with ASC 842.

F-10

MERCURY ACQUISITIONS TOPCO LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Certain of the Company’s retail store leases include rent provisions that vary over the lease term, with rent in the first year based solely on a percentage of sales and rent in subsequent years equal to the greater of a fixed base rent or a percentage of sales. Consistent with ASC 842, first-year payments are excluded from the initial lease liability and ROU asset measurement and recognized as variable lease expense when incurred. From year two onward, the fixed base rent is included in the lease liability and ROU asset measurement with any excess sales-based rent treated as variable lease expense. On an as needed basis throughout the remainder of the lease term, the Company remeasures the lease liability and ROU asset for any new fixed base rent amounts.

ROU assets and other long-lived assets are evaluated for impairment when events or changes in circumstances indicate that the carrying amount may not be recoverable. For stores with impairment indicators, the Company performs a recoverability test, comparing estimated undiscounted cash flows to the carrying value of the related long-lived assets. If the carrying value exceeds the estimated undiscounted cash flows, the assets are written down to fair value. Fair values of the long-lived assets are determined using an income approach, incorporating management’s cash flow projections and market rental rate estimates. Significant estimates are used in determining future cash flows of each store over its remaining lease term, including the Company’s expectations of future projected cash flows. An impairment loss is recorded if the carrying amount of the long-lived asset group exceeds its fair value.

The Company’s leases have initial terms ranging from one to 15 years and may have renewal or early termination options ranging from one to 10 years. A majority of the retail store leases provide for contingent rental payments if gross sales exceed certain targets. In addition, many of the leases contain rent escalation clauses to compensate for increases in operating costs and real estate taxes. Rent expense is calculated by amortizing total base rental payments (net of any rental abatements, construction allowances, and other rental concessions), on a straight-line basis, over the lease term. When renewal or termination options are deemed reasonably certain, they are included in the determination of the lease term and calculation of the ROU asset and lease liability.

Foreign Currency Translation

Adjustments resulting from translating functional currency (mostly British Pounds) financial statements into U.S. Dollars are included in the foreign currency translation adjustment, a component of accumulated other comprehensive income. Assets and liabilities are translated at period-end exchange rates, while income and expenses are translated at average exchange rates for the period. During the year ended February 1, 2025, the Company recorded $8,111 of foreign currency translation adjustment in accumulated other comprehensive income.

Fair Value Measurements

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The Company measures certain assets and liabilities at fair value in accordance with ASC 820, Fair Value Measurement, defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, using a three-level hierarchy based on the inputs in valuation. Level 1 uses quoted prices in active markets for identical assets and liabilities. Level 2 uses observable inputs other than quoted prices. Level 3 uses unobservable inputs reflecting the Company’s own assumptions. The Company prioritizes observable inputs over unobservable inputs when measuring fair value.

The carrying amounts of certain financial instruments, including cash and cash equivalents, accounts receivable, and accounts payable, approximate fair value due to their short-term nature.

The Company’s bank debt (i.e., credit facilities) is recorded at amortized cost using the effective interest method, and management believes that the carrying amount approximates fair value based on the interest rates currently available for similar borrowings with comparable terms and maturities.

The Company has shareholder loans with related parties that bear interest at a fixed rate of 12% per annum, with all principal and accrued interest due in 2046. Due to the related-party nature, long-dated maturity, fixed-rate terms and payment-in-kind features that do not have observable market comparables, the Company concluded that it is not practicable to estimate the fair value of these shareholder loans.

F-11

MERCURY ACQUISITIONS TOPCO LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. The Company places its cash with high credit quality financial institutions and, at times, balances may exceed insured limits. Credit risk with respect to accounts receivable is generally diversified across a number of customers and geographic regions. The Company monitors credit risk on an ongoing basis and maintains an allowance for expected credit losses based on historical experience and specific customer information.

Note 3 – Recent Accounting Pronouncements

Recently Issued Accounting Pronouncements Not Yet Adopted

In August 2023, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2023-05, “Business Combinations – Joint Venture Formations (Subtopic 805-60): Recognition and Initial Measurement,” which is intended to provide guidance for the formation of a joint venture, including the initial measurement of assets and liabilities, the formation date, and basis of accounting. This new standard will be effective for annual reporting periods beginning on or after January 1, 2025, with early adoption permitted. The Company is currently evaluating the impact of ASU 2023-05; however, at the current time, the Company does not expect this ASU will have a material impact on its consolidated financial statements.

In December 2023, the FASB issued ASU No. 2023-09, “Income Taxes (Topic 740),” which is intended to provide greater transparency in various income tax components that affect the rate reconciliation based on the applicable taxing jurisdictions, as well as the qualitative and quantitative aspects of those components. This new standard will be effective for annual reporting periods beginning on or after December 15, 2024, with early adoption permitted. The Company is currently evaluating the impact of ASU 2023-09. The Company does not expect that this ASU will have a material impact on its consolidated financial statements, but it will require increased income tax disclosures within the notes to our consolidated financial statements.

In November 2024, the FASB issued ASU No. 2024-03, “Income Statement - Reporting Comprehensive Income – Expense Disaggregation Disclosures (Subtopic 220-40),” which requires disaggregation of certain expense captions into specified categories in disclosures. This new standard will be effective for annual reporting periods beginning after December 15, 2026, with early adoption permitted. The Company is currently evaluating the impact of ASU 2024-03. The Company does not expect that this ASU will have a material impact on its consolidated financial statements, but it will require increased disclosures within the notes to our consolidated financial statements.

The Company has considered all new accounting pronouncements and has concluded that there are no additional pronouncements that may have a material impact on its results of operations, financial condition, and cash flows.

F-12

MERCURY ACQUISITIONS TOPCO LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 4 – Property and Equipment

The major classes of assets and total accumulated depreciation and amortization were as follows:

(in thousands)	Average Useful Life	As of February 1, 2025
Leasehold improvements	10 years	$3,495
Machinery and equipment	5 years	988
Furniture and fixtures	5 years	99,996
Computer equipment and software	3 years	58,288
Construction in progress		1,720
		164,487
Less: accumulated depreciation and amortization		(131,858)
Property and equipment, net		$32,629

Depreciation of leasehold improvements is recorded using the straight-line method based upon the shorter of the remaining terms of the leases, including renewal periods that are reasonably assured, or the estimated useful lives. Depreciation and amortization expense related to property and equipment, which includes amortization expense of $4,438 for computer software, was $16,727 for the year ended February 1, 2025, and is included in operating expenses in the Company’s Consolidated Statement of Operations.

Note 5 – Goodwill and Other Intangible Assets

The following table provides a rollforward of the carrying amount of goodwill as of February 1, 2025:

(in thousands)	Net Carrying Amount
Balance at February 3, 2024	$101,976
Translation	(2,305)
Balance at February 1, 2025	$99,671

The following tables summarizes the Company’s other intangible assets as of February 1, 2025, which consists of trademarks and customer relationships amortized over their useful lives:

(in thousands)	Average Useful Life	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Trademarks	20 years	$79,624	$(36,516)	$43,108
Customer relationships	16-17 years	88,891	(70,070)	18,821
Balance at February 1, 2025		$168,515	$(106,586)	$61,929

The gross carrying amount and accumulated amortization of certain intangible assets as of February 1, 2025 include the impact of changes in foreign currency exchange rates.

F-13

MERCURY ACQUISITIONS TOPCO LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Amortization

Amortization expense related to finite-lived intangible assets amounted to $7,308 for the year ended February 1, 2025 and was included in operating expenses in the Company’s Consolidated Statement of Operations. The estimated future amortization expense for finite-lived intangible assets as of February 1, 2025 is as follows:

(in thousands)
2026	$6,642
2027	6,596
2028	6,551
2029	6,493
2030	6,461
Thereafter	29,186
Total	$61,929

Note 6 – Leases

The following table presents the lease-related assets and liabilities recorded on the Consolidated Balance Sheet as of February 1, 2025:

(in thousands)	Balance Sheet Classification	As of February 1, 2025
Assets:
Noncurrent	Operating lease right-of-use asset	$61,281

Liabilities:
Current	Operating leases - current portion	$8,906
Noncurrent	Operating leases - long-term portion	61,370
Total operating lease liabilities		$70,276

Weighted-average remaining lease term		8.0 years
Weighted-average discount rate		5.6%

The following table presents the composition of lease costs during the year ended February 1, 2025:

(in thousands)	Year Ended February 1, 2025
Operating lease cost	$10,672
Variable lease cost	367
Short-term lease cost	1,839
Total lease cost(1)	$12,878

(1)	Included in operating expenses on the Company’s Consolidated Statement of Operations.

The following table presents supplemental cash and non-cash information related to the Company’s operating leases during the year ended February 1, 2025:

(in thousands)	Year Ended February 1, 2025
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows used for operating leases(1)	$12,030

(1)	Included in accounts payable and accrued expenses in the Consolidated Statement of Cash Flows.

F-14

MERCURY ACQUISITIONS TOPCO LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Future Minimum Lease Payments

The following table presents future minimum lease payments for each of the next five years and the total for the remaining years as of February 1, 2025:

(in thousands)
2026	$11,444
2027	11,850
2028	11,141
2029	10,676
2030	10,050
Thereafter	31,754
Total minimum lease payments	86,915
Less: imputed interest	16,639
Total lease liabilities	$70,276

Rent expense for the year ended February 1, 2025 was approximately $11,765.

Note 7 – Income Taxes

The components of income before income taxes were as follows:

(in thousands)	Year Ended February 1, 2025
Foreign	$(44,611)
$(44,611)

The components of provision for income taxes were as follows:

(in thousands)	Year Ended February 1, 2025
Current:
Foreign	$7,522
Deferred:
Foreign	(98)
$7,424

A reconciliation between income taxes computed at the federal statutory rate and the effective tax rate is as follows:

Year Ended February 1, 2025
Income taxes at federal statutory rate	25.0%
Nondeductible items	(20.6)
Timing differences	(16.5)
Prior year adjustments	(4.9)
Overseas tax rate	0.4
Effective tax rate	(16.6)%

F-15

MERCURY ACQUISITIONS TOPCO LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The components of deferred tax assets and liabilities were as follows:

(in thousands)	As of February 1, 2025
Deferred tax assets
UK corporate interest restriction (“UK CIR”)	6,235
Other	242
Gross deferred tax assets before valuation allowance	6,477
Less: valuation allowance	1,662
Gross deferred tax assets after valuation allowance	4,815

Deferred tax liabilities
Depreciation and amortization	(13,688)
Gross deferred tax liabilities	(13,688)

Net deferred tax liabilities	$(8,873)

The Company applies the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse.

The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities (including the impact of available carryback and carryforward periods), projected future taxable income, and tax-planning strategies in making this assessment. The Company determined that the deferred tax assets for UK CIR is less likely to be realized, and therefore required a valuation allowance of $1.6 million.

The Company files income tax returns in the UK, U.S. for Federal, state, and local purposes, and in certain foreign jurisdictions. The Company’s tax years 2021 through 2024 remain open to examination by most taxing authorities.

Note 8 – Shareholder Loans and Long-Term Debt

As of February 1, 2025, the Company’s Shareholder loans and Long-term debt consist of:

(in thousands)	As of February 1, 2025
Shareholder loans (1)	$495,996
Long-term debt (2)	83,312
Total	$579,308

(1)	Interest expense on the shareholder loans was approximately $56,644 for the year ended February 1, 2025. This interest is non-cash in nature and was paid in kind by increasing the principal balance of the loan in accordance with its terms, which is described further below.

(2)	Outstanding balance presented is net of unamortized debt issuance costs of approximately $2,000, which will be amortized to interest expense over the term of the facilities. Total interest expense related to long-term debt was $11,832, which includes amortization of debt issuance costs, for the year ended February 1, 2025.
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MERCURY ACQUISITIONS TOPCO LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Shareholder Loans

The Company is party to certain shareholder loan agreements with the Fifth Cinven Fund, which is managed by Cinven Partners LLP and is the Company’s controlling shareholder, as well as with its other institutional and management shareholders. As of February 1, 2025, total outstanding principal under these shareholder loans was $495,996. The shareholder loans bear interest at a fixed rate of 12% per annum, with all accrued and unpaid interest and principal due on February 18, 2046. Interest on these loans is structured to accrue and compound as payment-in-kind (“PIK”) interest, which is capitalized and added to the outstanding principal balance over time.

These loans represent unsecured obligations of the Company. The shareholder loan agreements do not contain any financial covenants but are subject to standard terms and conditions. As these loans are with a related party, further details are provided in Note 10 – Related Party Transactions.

Wells Fargo Credit Facility Agreement

On June 2, 2023, Kurt Geiger Limited, a wholly owned subsidiary of the Company, entered into a secured credit agreement (the “WF Credit Agreement”) with Wells Fargo Bank, National Association, London Branch (the “Wells Fargo Facility”), providing for both a term loan and a revolving credit facility under a single agreement with a total combined facility limit of £90,000. The Wells Fargo Facility matures on June 2, 2027.

The principal amount of the term loan under the facility was £5,087. The revolving credit facility may be used for general working capital purposes, subject to the overall facility limit. As of February 1, 2025, total outstanding borrowings under the Wells Fargo Facility were $53,885 which are included in long-term debt on our Consolidated Balance Sheet.

Borrowings under the Wells Fargo Facility bear interest at variable rates based on the applicable reference rate plus a margin of 3.25% per annum for the term loan and 2.00% per annum for revolving credit borrowings. Borrowings can be denominated in sterling, U.S. dollars, or euros, with the applicable reference rates being Daily SONIA for sterling borrowings, Daily SOFR for U.S. dollar borrowings, and either Daily €STR or EURIBOR for euro borrowings. Interest is payable monthly in arrears.

The Wells Fargo Facility also provides for various fees, including a commitment fee of 0.50% per annum on the daily undrawn portion of the facility limit, payable monthly in arrears. In addition, the WF Credit Agreement includes monitoring and agency fees payable as agreed in separate fee letters, and letter of credit fees equal to the applicable margin on the face amount of each letter of credit issued (subject to a €5,000 limit), which are paid monthly in arrears.

The Wells Fargo Facility is secured by certain assets of the borrower, including inventories and receivables. The WF Credit Agreement also contains certain financial covenants, including maintaining a minimum Fixed Charge Coverage Ratio of 1.00x and a maximum Leverage Ratio of 3.25x for the relevant period pertaining to each covenant test date. As of February 1, 2025, the Company was in compliance with all financial covenants associated with the Wells Fargo Facility.

Blazehill Credit Facility Agreement

On June 2, 2023, Kurt Geiger Limited, a wholly owned subsidiary of the Company, entered into a secured credit agreement (the “BH Credit Agreement”) with Blazehill Capital Finance Limited (the “Blazehill Facility”), providing for a term loan facility of £25,000. The Blazehill Facility matures on June 2, 2026. As of February 1, 2025, total outstanding borrowings under the Blazehill Facility were $31,427 which are included in long-term debt on our Consolidated Balance Sheet.

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MERCURY ACQUISITIONS TOPCO LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Borrowings under the Blazehill Facility bear interest at variable rates comprising both a cash payment component and a payment-in-kind component. The interest on the cash payment component is equal to the higher of 1.00% per annum or the applicable average SONIA reference rate for the calculation period, plus a margin of 8.50% per annum, with accrued interest payable monthly in arrears. In addition, PIK interest accrues over each interest period and is capitalized to the principal balance of the term loan, to be repaid in full on the maturity date. Any capitalized PIK interest that has been added to the principal is treated as part of the outstanding principal balance for all purposes under the agreement. Accrued cash interest and PIK interest are both payable in full on the maturity date. The Blazehill Facility also provides for various fees, including a monitoring fee payable monthly until the maturity date.

The Blazehill Facility is secured by all of the assets of the borrower. The BH Credit Agreement also contains certain financial covenants, including maintaining a maximum Leverage Ratio of 3.25x for the relevant period pertaining to each covenant test date. As of February 1, 2025, the Company was in compliance with all financial covenants associated with the Blazehill Facility.

Subsequent Event

All outstanding debt obligations of the Company were settled subsequent to year-end. See Note 11 – Subsequent Events for additional information.

Note 9 – Commitments, Contingencies, and Other

Legal Proceedings

The Company is involved in various legal matters in the ordinary course of business, including contractual disputes, employment-related matters, distribution issues, product liability claims, intellectual property infringement, and other matters. After consulting with legal counsel, management believes that any potential liabilities arising from these matters are not expected to have a material effect on the Company’s financial position or results of operations.

Letters of Credit

As of February 1, 2025, the Company had a letter of credit outstanding in the amount of $2,063 under its agreement with Wells Fargo Capital Finance (UK) Limited.

Operating Leases

The Company leases retail store and office space under operating leases. See Note 6 – Leases for further information.

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MERCURY ACQUISITIONS TOPCO LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 10 – Related Party Transactions

The Company has entered into certain financing arrangements with its controlling shareholder, the Fifth Cinven Fund, as well as with its other institutional and management shareholders. As of February 1, 2025, total outstanding principal under these shareholder loans was $495,996. The shareholder loans bear interest of 12% per annum and are structured as PIK instruments, under which interest is capitalized and added to the outstanding principal balance over time. Interest expense on the shareholder loans was approximately $56,644 for the year ended February 1, 2025. This interest is non-cash in nature and was paid in kind by increasing the principal balance of the loan in accordance with its terms (see Note 11 – Subsequent Events for additional information).

Note 11 – Subsequent Events

The Company evaluated subsequent events through July 16, 2025, the date the financial statements were issued.

Acquisition of the Company

On May 6, 2025, the Company was acquired by Steven Madden, Ltd. pursuant to the terms of the Purchase Agreement (the “Purchase Agreement”) by and among SML UK Holding Ltd., an English limited company and indirect, wholly-owned subsidiary of Steven Madden, Ltd. (the “Purchaser”), various entities comprising the Fifth Cinven Fund (the “Cinven Sellers”), Bain & Company, Inc. (“Bain”), Squam Lake Investors X LP (BGPI) (“Squam Lake”, and together with the Cinven Sellers and Bain, the “Institutional Sellers”), certain individuals (the “Individual Sellers” and together with the Institutional Sellers, the “Sellers”), and Steven Madden, Ltd., as guarantor.

Pursuant to the terms of the Purchase Agreement, the Purchaser purchased the entire issued share capital of the Company at an enterprise value of approximately £289,000 pursuant to a “locked box” arrangement that resulted in the payment of £202,000 in net equity value at closing, repayment of specified third-party debt in the Company, and redemption of the loan notes outstanding from the Company, which were payable to certain Sellers.

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